Exhibit 1.1

GUSHAN ENVIRONMENTAL ENERGY LIMITED

(an exempted company limited by shares

under the laws of the Cayman Islands)

18,000,000 American Depositary Shares

representing

36,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

Dated: December [•], 2007

(b)	Expenses of the Selling Shareholders.	30
(c)	Termination of Agreement.	30
(d)	Allocation of Expenses.	30

SECTION 5.	Conditions of the Underwriters’ Obligations.	30

(a)	Effectiveness of Registration Statement.	31
(b)	Opinion of Special Cayman Islands Counsel for Company.	31
(b.1)	Opinion of Special British Virgin Islands Counsel for the Company.	31
(c)	Opinion of U.S. Counsel for Company.	31
(d)	Opinion of PRC Counsel for Company.	31
(e)	Opinion of U.S. Counsel for Selling Shareholders.	32
(f)	Opinion of Local Counsel for Selling Shareholders.	32
(g)	Opinion of Special U.S. Counsel for Underwriters.	32
(h)	Opinion of Special PRC Counsel for Underwriters.	32
(i)	Opinion of Counsel for Depositary.	32
(j)	Officers’ Certificate.	32
(k)	Certificate of Selling Shareholders.	33
(l)	Accountant’s Comfort Letter.	33
(m)	Bring-down Comfort Letter.	33
(n)	Approval of Listing.	33
(o)	No Objection by FINRA.	33
(p)	Lock-up Agreement.	33
(q)	Conditions to Purchase of Option Securities.	33
(r)	Additional Documents.	35
(s)	Termination of Agreement.	35

SECTION 6.	Indemnification.	35

(a)	Indemnification of the Underwriters.	35
(b)	Indemnification by the Selling Shareholders.	36
(c)	Indemnification of the Company, Directors, Officers and Selling Shareholders.	37
(d)	Actions against Parties; Notification.	37
(e)	Settlement without Consent if Failure to Reimburse.	37
(f)	Indemnification for Reserved Securities.	38
(g)	Other Agreements with Respect to Indemnification.	38

SECTION 7.	Contribution.	38

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery.	40

SECTION 9.	Termination of Agreement.	40

(a)	Termination; General.	40
(b)	Liabilities.	40

SECTION 10.	Default by One or More of the Underwriters.	40

SECTION 11.	Default by one or more of the Selling Shareholders or the Company.	42

SECTION 12.	Tax Disclosure.	42

SECTION 13.	Waiver of Immunities.	42

SECTION 14.	Consent to Jurisdiction; Appointment of Agent for Service of Process.	43

(a)	Consent to Jurisdiction.	43
(b)	Appointment of Agent for Service of Process.	43

SECTION 15.	Judgment Currency.	44

SECTION 16.	Notices.	44

SECTION 17.	No Advisory or Fiduciary Relationship Notices.	44

SECTION 18.	Parties.	45

SECTION 19.	Governing Law and Time.	45

SECTION 20.	Effect of Headings.	45

SECTION 21.	Definitions.	45

SECTION 22.	Counterparts.	46

SCHEDULES

Schedule A-I	List of Underwriters	Sch A-I-1
Schedule A-II	List of Selling Shareholders	Sch A-II-1
Schedule B	Offering Price	Sch B-1
Schedule C	List of Persons and Entities Subject to Lock-up	Sch C-1
Schedule D-I	Other Information Included in the General Disclosure Package	Sch D-I-1
Schedule D-II	Issuer General Use Free Writing Prospectuses	Sch D-II-1
Schedule E	Notice Addresses of Selling Shareholders	Sch E-1

EXHIBITS

GUSHAN ENVIRONMENTAL ENERGY LIMITED

(an exempted company limited by shares

under the laws of the Cayman Islands)

18,000,000 American Depositary Shares

representing

36,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

December [•], 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated

  as Representative of the several Underwriters

4 World Financial Center

250 Vesey Street

New York, New York 10080

Ladies and Gentlemen:

Gushan Environmental Energy Limited, an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), and the persons listed on Schedule A-II hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A-I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the issue and sale by the Company and the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each representing two ordinary shares, par value HK$0.00001 per share, of the Company (“Ordinary Shares”), set forth in Schedule A-I hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof for the Underwriters to purchase all or any part of 2,700,000 additional ADSs, to cover over-allotments, if any. The aforesaid 18,000,000 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,700,000 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The offer of the Securities by the Underwriters is hereinafter called the “Offering.”

The Ordinary Shares to be represented by ADSs are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (“ADRs”) to be issued by the Depositary under the Deposit Agreement and evidencing the ADSs.

Unless the context otherwise requires, references to the “Securities” herein shall constitute references both to the Ordinary Shares and to the ADSs (and to the Ordinary Shares represented by such ADSs). All references to “US dollars” or “$” herein are to United States dollars and all references to “HK$” herein are to Hong Kong dollars.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company, the Selling Shareholders and the Underwriters agree that up to 1,440,000 ADSs to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters at the purchase price set forth on the cover of the Prospectus (as defined below) to certain persons designated by the Company (“Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such Invitees by 9:00 a.m. Eastern Time on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-147794), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is called a “preliminary prospectus.” Such registration statement, including the amendments, exhibits and schedules thereto, if any, at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the Offering is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-147942) and a related prospectus, which may be in the form of the ADR certificate, for the registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), is hereinafter called the “ADR Registration Statement.”

The Company has prepared and filed with the Commission a registration statement on Form 8-A (No. 001-33878) for the registration under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) of the Ordinary Shares. The various parts of such registration statement on Form 8-A for the registration of the Ordinary Shares, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “Form 8-A Registration Statement.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Controlling Shareholder. Each of the Company and Mr. Jianqiu Yu (the “Controlling Shareholder”), jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1 (a)(i) hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(d) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, the ADR Registration Statement and the Form 8-A Registration Statement has been declared effective by the Commission under the 1933 Act or 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, the ADR Registration Statement or the Form 8-A Registration Statement has been issued under the 1933 Act or 1934 Act, as applicable, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule D-I hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [    ]:00 [a/p]m (Eastern time) on [    ], 2007 or such other time as agreed by the Company and the Representative.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule D-II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act) complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time the ADR Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the time the Form 8-A Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Form 8-A Registration Statement complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement, if any, present fairly in all material respects in accordance with US GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares.

(v) Organization of the Company. The Company has been duly organized and is validly existing under the laws of the Cayman Islands, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement (together, the “Principal Agreements”), and is duly qualified to transact business and is in good standing, where applicable, in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The Company’s Memorandum and Articles of Association currently in effect (the “Current Articles of Association”), and its Amended and Restated Memorandum and Articles of Association (the “Amended Articles of Association” and, together with the Current Articles of Association, the “Articles of Association”), which will become effective immediately upon the closing of the Offering, comply with the requirements of Cayman Islands law. The Current Articles of Association are in full force and effect. The Amended Articles of Association, upon becoming effective, will be in full force and effect.

(vi) Organization of Subsidiaries. Each of Carling Technology Limited, Profit Faith Technology Limited, Brightest Resources Limited, Joywin Technology Limited, Sichuan Gushan Vegetable Fat Chemistry Co., Ltd., Fujian Gushan Bio-diesel Energy Co., Ltd. and Handan Gushan Bio-sources Energy Co., Ltd., each a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), and Shanghai Gushan Bio-sources Energy Co. Ltd. and Beijing Gushan Bioenergy Company Limited (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate power and authority to own, lease and operate its properties, if any, to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify would not result in a Material Adverse Effect; all of the issued and outstanding capital stock or equity interest of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, is owned by the Company directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or equity interest of such Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(vii) Capitalization. The authorized, issued and outstanding shares of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and except for the conversion of all of the Company’s outstanding redeemable convertible notes, namely the zero coupon convertible notes issued in February 2006 in an aggregate principal amount of $25 million (the “Convertible Notes”), prior to the Closing Time). The issued and outstanding shares, including the Securities to be purchased by the Underwriters from the Selling Shareholders, of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders of outstanding shares of the Company have irrevocably waived any entitlement to pre-emptive or other rights to acquire the Ordinary Shares in connection with the Offering; none of the outstanding shares, including the Securities to be purchased by the Underwriters from the Selling Shareholders, of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company Ordinary Shares or any other shares of the Company or any subsidiary nor are there any obligations of the Company to allot, issue or transfer, the Securities; the Securities are freely transferable by the Company to or for the account of the Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Securities under the laws of the Cayman Islands or the United States.

(viii) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(x) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(xi) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Articles of Association, the Deposit Agreement, the General Disclosure Package, Registration Statement and Prospectus and, except for applicable securities law restrictions on the sale of securities, there are no limitations on the rights of holders of Ordinary Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary and, except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and may be so paid without the necessity of obtaining any Governmental License (as defined in Section 1(a)(xxii)) in the Cayman Islands.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with this Agreement and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable and will be issued free and clear of all liens, encumbrances, equities or claims; the Ordinary Shares, the ADRs and the ADSs conform to all statements relating thereto contained in the Prospectus, including statements under the captions “Description of Share Capital” and “Description of American Depositary Shares” and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive or other similar rights of any securityholder of the Company that have not been waived.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constituent or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Principal

Agreements and the consummation of the transactions contemplated in each of the Principal Agreements, the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under each of the Principal Agreements have been duly authorized by all necessary corporate action and received all necessary approvals from any governmental or regulatory body and the necessary sanction or consent of its shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituent or organizational documents or business license or other organizational document of the Company or any of its subsidiaries or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiv) Arrangements with Directors, Executive Officers and Affiliates. Except as disclosed in the General Disclosure Package, Registration Statement and Prospectus or filed as exhibits thereto, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or its subsidiaries, on the one hand, and any of their directors or executive officers or any person connected with any director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest), on the other hand. There are no relationships or transactions between the Company and its subsidiaries, on the one hand, and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand that are required to be disclosed under the 1933 Act or the 1933 Act Regulations but are not disclosed in the Registration Statement.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Principal Agreements or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any subsidiary, could not result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(xviii) Possession of Intellectual Property. Except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, the Company and its subsidiaries own or possess or otherwise have the legal right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them with such exceptions as would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of an unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xix) Absence of Further Requirements for the Offering. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority is necessary or required for the performance by the Company or any subsidiary of its obligations under any of the Principal Agreements in connection with the offering, issuance or sale of the Securities under the Principal Agreements or the consummation of the transactions contemplated by any of the Principal Agreements, except (i) such as have been already filed, obtained or as may be required under the 1933 Act or the 1933 Act Regulations or U.S. federal, state or local securities or blue sky laws or stock exchange rules and regulations and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xx) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxi) Dividends. Except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, no subsidiary is prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on its equity interest, or from transferring any of its property or assets, directly or indirectly, to the Company; except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, all dividends and other distributions declared and payable upon the equity interests in the subsidiaries to the Company may be converted into foreign currency that may be freely transferred out of the People’s Republic of China (for the purpose of this Agreement only, excluding Taiwan, Hong Kong and Macau, the “PRC”) and the British Virgin Islands (“BVI”), as applicable, and except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, all such dividends and other distributions are not and will not be subject to withholding or other taxes under the current laws and regulations of the PRC and BVI and except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC and BVI, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC and BVI, except such as have been obtained.

Except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the holders thereof in United States dollars or the Cayman Islands currency that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxii) Possession of Licenses and Permits. Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate national, local or other regulatory agencies or bodies required for the authorization, execution and delivery by the Company or the relevant subsidiary, as the case may be, of any of the Principal Agreements or necessary to conduct the business now operated by them, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the Prospectus; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or has any reason to believe that any such Governmental License will be revoked, modified or suspended.

(xxiii) Title to Property. Except as otherwise disclosed in the General Disclosure Package, Registration Statement and Prospectus, the Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Environmental Laws. Except as described in the General Disclosure Package, Registration Statement and Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any national, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) PFIC Status. The Company does not expect to be a passive foreign investment company, as defined in Section 1296(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), in 2007, and does not expect to become a passive foreign investment company in the foreseeable future.

(xxvii) Registration Rights. Except as described in the General Disclosure Package, Registration Statement and Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxviii) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) financial reports are prepared on a timely basis based on the transactions recorded pursuant to clause (B) above under US GAAP. These reports provide the basis for the preparation of the Company’s consolidated financial statements under US GAAP and have been maintained in compliance with applicable laws. Except as described in the General Disclosure Package, Registration Statement and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxix) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxx) Payment of Taxes. All applicable material income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The material tax returns of the Company and its subsidiaries through the fiscal year ended December 31, 2006 have been settled and no assessment in connection therewith has been made against any of them. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable national, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the same jurisdiction, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied. So far as the Company is aware (x) there are no circumstances which would reasonably be expected to render such insurance void or voidable and there is no material insurance claim made by or against the Company or any subsidiary, pending, threatened or outstanding and (y) no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(xxxii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xxxiii) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xxxiv) Management Review. The Company’s management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regards to such disclosure.

(xxxv) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (B) none of the Company or its subsidiaries is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its subsidiaries, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used in this Section 1(a)(xxxv), the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(xxxvi) Stamp Duty; Transfer Tax. Except as disclosed in General Disclosure Package, Registration Statement and Prospectus, under the laws and regulations of the Cayman Islands, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in the Cayman Islands by or on behalf of the Underwriters to any Cayman Islands tax authority in connection with (A) the issuance, sale and delivery by the Company to or for the account of the Underwriters of the Securities, (B) the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the holding or transfer of the Securities outside the Cayman Islands, (D) the deposit of the Ordinary Shares with the Depositary or any person designated by the Depositary and the issuance and delivery of the ADRs, or (E) the execution and delivery of any Principal Agreement.

(xxxvii) Accuracy of Information. There are no legal or governmental proceedings, statutes, contracts or documents that are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which have not been so described. The description in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents is accurate and presents the information required to be shown in all material respects. The Prospectus will contain, when issued, all information and particulars required to comply with all statutory and other provisions (including, without limitation, the relevant laws and regulations of the Cayman Islands and the PRC) so far as applicable in the Prospectus, which is or might reasonably be considered to be material for disclosure to a potential subscriber, investor, underwriter or sub–underwriter of the Securities or for the purpose of making an informed assessment of the assets and liabilities, financial position, and profits and losses of the Company and its subsidiaries including, without limitation, any special trade factors or risks known to the Company and its subsidiaries or any of their directors and/or executive officers and which would reasonably be expected to have a Material Adverse Effect. All material information which ought to have been supplied or disclosed by the Company and its directors and/or executive officers to the Underwriters, the Representative, KPMG or the legal or other professional advisers to the Underwriters or the Company for the purposes of or in the course of preparation of the General Disclosure Package, the Prospectus or the Registration Statement has been supplied or disclosed by the Company and its directors and executive officers and nothing has occurred since the date the same was supplied or disclosed which requires the same to be amended or updated in any material respect.

(xxxviii) Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States of America (each, a “New York Court”), and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 14 hereof) for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

(xxxix) Waiver of Immunity. None of the Company, its subsidiaries or any of the Company’s or its subsidiaries’ properties, assets or revenues has any right of immunity from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, its subsidiaries or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement.

(xl) Enforceability of New York Judgment. The courts of the Cayman Islands and the PRC would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company or its subsidiaries based upon an agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands or the PRC, as applicable; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands or the PRC, as applicable; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands or the PRC, as applicable; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands and the PRC, as applicable.

(xli) Listing. The Securities have been authorized for listing, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”) under the symbol “GU”.

(xlii) Finder’s Fee. Except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, there is no contract, agreement or understanding between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xliii) Foreign Corrupt Practices. Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; is making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or is making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xliv) Reserved Securities Sales. The Company has not offered, or caused the Representative to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xlv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulation or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlvi) OFAC. Neither the Company, any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally but not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. The Selling Shareholder has reviewed and is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and neither the General Disclosure Package, the Prospectus, nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact relating to such Selling Shareholder necessary in order to make the statements therein, relating to such Selling Shareholder in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii) Organization. Such Selling Shareholder that is not an individual has been dully organized, is validly existing, and is in good standing in its jurisdiction of organization.

(iii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representative, the Power of Attorney and Custody Agreement with Jianqiu Yu or Frank Ngai Chi Chan as attorney-in-fact (the “Attorney-in-Fact”) and the Company, as custodian (the “Custodian”); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(k) or that may be required pursuant to Sections 5(q) and 5(r) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(v) Absence of Defaults and Conflicts. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(vi) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(vii) Stamp Duty; Transfer Tax. No transaction, stamp, capital or other issuance, registration or transfer tax or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery by such Selling Shareholder of the Securities to be sold by such Selling Shareholder to or for the account of the Underwriters, (B) the initial sale and delivery by the Underwriters of such Securities to purchasers thereof, (C) the holding or transfer of such Securities outside the jurisdiction of residency or organization of such Selling Shareholder, (D) the deposit of such Securities with the Depositary and the issuance and delivery of the ADRs evidencing such Securities or (E) the execution and delivery of this Agreement.

(viii) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the

Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ix) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xi) No Association with FINRA. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (rr) of the By-laws of FINRA), any member firm of FINRA.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule B, that proportion of the number of Initial Securities set forth in Schedule A-II opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A-I opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,700,000 ADSs, as set forth in Schedule A-II, at the price per ADS set forth in Schedule B, less an amount per Ordinary Share represented by such ADSs equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date of the Prospectus and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments by written notice from the Representative to the Company and Selling Shareholders, and setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representative but in no event earlier than the Closing Time or, unless the Representative and the Company and Selling Shareholders otherwise agree in writing, not earlier than two or later than ten business days after the date of such notice. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased that the number of Initial Securities set forth in Schedule A-I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Denominations; Registration; Delivery of ADRs. ADRs evidencing the Securities purchased by the Underwriters hereunder shall be delivered by the Company and the Selling Shareholders to the Representative through the facilities of The Depositary Trust Company (“DTC”) in New York, New York, for the respective accounts of the several Underwriters, against payment for the Securities by or on behalf of such Underwriters to the Company and the Selling Shareholders of the purchase price therefor by wire transfer through the Federal Wire System in New York in U.S. dollars in immediately available funds to an account designated by the Company and the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, as the case may be.

(d) Time and Date of Deliveries and Payments. The time and date of delivery of, and payment for, the Initial Securities shall be 9:30 a.m., New York City time on December [•], 2007 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as the Representative, the Company and the Selling Shareholders may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Time”). The time and date of delivery and payment with respect to the Option Securities shall be 9:30 a.m., New York City time on the date specified by the Representative in a written notice given by the Representative of an election by the Underwriters’ Representative of an election by the Underwriters to purchase such Option Securities, or such other time and date as the Representative, the Company and the Selling Shareholders may agree upon in writing. Any such time and date for delivery of and payment for the Option Securities, if not the Closing Time, is herein called a “Date of Delivery.”

The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof, including any additional documents reasonably requested by the Underwriters pursuant to Section 5(r) hereof, will be delivered at the offices of Latham & Watkins LLP, 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong at 8:00 a.m., Hong Kong time, on the day of the Closing Time.

SECTION 3. Covenants of the Company and the Selling Shareholders. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post–effective amendment to the Registration Statement, to the ADR Registration Statement or to the Form 8-A Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, to the ADR Registration Statement or to the Form 8-A Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), to the ADR Registration Statement or the Form 8-A Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given and will give the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the rules and regulations of FINRA and the NYSE so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the other Principal Agreements and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, or the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, on its own expenses and subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADR Registration Statement, the Form 8-A Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (within or outside the United States) as the Representative may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

(j) Listing. The Company will use its best efforts to effect and maintain the listing of the ADSs on the NYSE and will file with the NYSE all documents and notices required by the NYSE of companies that are listed on the NYSE.

(k) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), the Company shall not, without the prior written consent of the Representative, (i) directly or indirectly, dispose of (including without limitation, issue, agree to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly), any Ordinary Shares or ADSs or any security that constitutes the right to receive Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for or repayable with Ordinary Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap agreement or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such swap agreement or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing shall not apply to (A) the Ordinary Shares or ADSs to be sold hereunder, (B) any issuance of Ordinary Shares or ADSs pursuant to the Company’s share incentive plan, duly adopted by the board of directors of the Company in 2007 (the “Share Incentive Plan”), provided that, with respect to clause (B) above, the holders of such Ordinary Shares or ADSs shall not be permitted to transfer such Ordinary Shares or ADSs during the Lock-Up Period. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Subsection (k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

(l) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports, documents and other information described in the Prospectus under the caption “Description of American Depositary Shares” in accordance with the procedures stated thereunder.

(m) Reporting Requirements. The Company, during the period when any Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the rules, regulations and interpretations of FINRA from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(o) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(p) Submission of Documents. The Company agrees to file with FINRA, the NYSE, the Commission and any other governmental or regulatory agency, authority or instrumentality in the Cayman Islands, BVI, the United States and the People’s Republic of China, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Securities.

(q) Investment Company Act. The Company will not be or become, within one year of the Closing Time, an “investment company” as defined in the 1940 Act.

(r) Stabilization and Manipulation. Each of the Company and each Selling Shareholder agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(s) Deposit of Ordinary Shares. Prior to the Closing Time and each Date of Delivery, the Company and the Selling Shareholders will deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered by such party to the Underwriters at such Closing Time or Date of Delivery are executed, countersigned and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Time or Date of Delivery.

(t) Annual Reports. The Company agrees to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report in English, including a review of operations and audited consolidated financial statements and a report thereon prepared by the Company’s independent accountants in accordance with US GAAP of net income (loss), shareholders’ equity and, as necessary, other selected balance sheet and statement of operations items in such financial statements.

(u) Liabilities and Agreements Prior to the Closing Time. The Company agrees that except as disclosed in the General Disclosure Package, Registration Statement and Prospectus and except for those which are not material to the Company, prior to the Closing Time, it will not incur any liabilities or enter into any material agreements (except in the ordinary course of its business) without the prior written consent of the Representative.

(v) Cayman Islands Matters. The Company agrees that (A) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the Offering, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (C) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(w) Deposit Agreement. The Company agrees to abide by the covenants set forth in the Deposit Agreement.

(x) Improve Internal Controls. The Company has reviewed the management letter of KPMG, the independent registered public accounting firm of the Company, dated [    ], issued in connection with its audit of the financial statements of the Company as of and for the periods ended December 31, 2004, 2005 and 2006, and the Company understands the content thereof, including any material weaknesses in and other deficiencies relating to the Company’s internal controls cited therein. The Company has taken and will continue to take all actions necessary to address and remediate any such material weaknesses in and other deficiencies relating to the Company’s internal controls, including hiring additional staff, training new and existing staff and augmenting the Company’s financial information technology systems.

(y) Forms W-9 and W-8. Each Selling Shareholder agrees to deliver to the Representative on or prior to the Closing Date a properly completed and executed U.S. Treasury Department Form W-9 or Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, of the ADR Registration Statement and of each amendment thereto and of the Form 8-A Registration Statement and of each amendment thereto, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors; (ii) the preparation and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the delivery of the Ordinary Shares represented by the ADSs to the Depositary, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the filing fees in connection with the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vii) the fees and expenses of the Depositary, any transfer agent or registrar, and each custodian, if any, for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representative and of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the fees and expenses incurred in connection with the listing of the ADSs on the NYSE, (x) the filing fees incidental to the review by FINRA of the terms of the sale of the Securities, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel of the Underwriters, in connection with matters related to the Reserved Securities and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).

(b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholders (as the case may be) shall reimburse the Underwriters for all of their out-of-pocket accountable expenses actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder(s) may make for the sharing of such costs and expenses.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder, as to the ADSs to be delivered at the Closing Time and each

Date of Delivery, are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, has become effective and at such Date of Delivery no stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement shall have been issued under the 1933 Act or the 1934 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of Special Cayman Islands Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of such Closing Time, of Conyers Dill & Pearman, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect substantially as set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(b.1) Opinion of Special British Virgin Islands Counsel for the Company. At Closing Time, the Representative shall have received the opinion, dated as of such Closing Time, of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters together with signed or reproduced copies of such letter for each of the other Underwriters to the effect substantially as set forth in Exhibit A.1 hereto and to such further effect as counsel for the Underwriters may reasonably request.

(c) Opinion of U.S. Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of such Closing Time, of Sidley Austin LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect substantially as set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.

(d) Opinion of PRC Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of such Closing Time, of Chen & Co. Law Firm, PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect substantially as set forth in Exhibit C hereto and to such further effect as counsel for the Underwriters may reasonably request.

(e) Opinion of U.S. Counsel for Selling Shareholders. At Closing Time, the Representative shall have received the opinion, dated as of such Closing Time, of [ ], U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect substantially as set forth in Exhibit D hereto and to such further effect as counsel for the Underwriters may reasonably request.

(f) Opinion of Local Counsel for Selling Shareholders. At Closing Time, the Representative shall have received the opinion, dated as of such Closing Time, of counsel from the jurisdiction of organization for each Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect substantially as set forth in Exhibit E hereto and to such further effect as counsel for the Underwriters may reasonably request.

(g) Opinion of Special U.S. Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of such Closing Time, of Latham & Watkins LLP, special U.S. counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h) Opinion of Special PRC Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of such Closing Time, of Commerce & Finance Law Offices, special PRC counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.

(i) Opinion of Counsel for Depositary. At Closing Time, the Representative shall have received the favorable opinion, dated as of such Closing Time, of Emmet, Marvin & Martin, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect substantially as set forth in Exhibit F hereto and to such further effect as counsel for the Underwriters may reasonably request.

(j) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the principal executive officer and of the principal financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers’ knowledge, are contemplated by the Commission.

(k) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(l) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(m) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from KPMG a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (l) of this section, except that the specified date referred to shall be a date not more than five business days prior to Closing Time.

(n) Approval of Listing. At Closing Time, the ADSs shall have been approved for listing on the NYSE, subject only to official notice of approval.

(o) No Objection by FINRA. At or prior to Closing Time, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(p) Lock-up Agreement. At the date of this Agreement, the Representative shall have received a lock-up agreement substantially in the form of Exhibit G hereto duly signed by each of the persons and entities listed on Schedule C hereto.

(q) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the principal executive officer and principal financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(k) remains true and correct as of such Date of Delivery.

(iii) Opinion of Special Cayman Islands Counsel for Company. The favorable opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii.1) Opinion of Special British Virgin Islands Counsel for Company. The favorable opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b.1) hereof.

(iv) Opinion of U.S. Counsel for Company. The favorable opinion of Sidley Austin LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of PRC Counsel for Company. The favorable opinion of Chen & Co. Law Firm Legal Group, PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Opinion of U.S. Counsel for Selling Shareholders. The favorable opinion of [    ], U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii) Opinion of Local Counsel for Selling Shareholders. The favorable opinion of counsel from the jurisdiction of organization for each Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(viii) Opinion of Special U.S. Counsel for Underwriters. The favorable opinion of Latham & Watkins LLP, special U.S. counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(ix) Opinion of Special PRC Counsel for Underwriters. The favorable opinion of Commerce & Finance Law Offices, special PRC counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(x) Opinion of Counsel for Depositary. The favorable opinion of Emmet, Marvin & Martin, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

(xi) Bring-down Comfort Letter. A letter from KPMG, in form and substance satisfactory to the Representative dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(m) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Date of Delivery.

(r) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, the Deposit Agreement, or, in the case of any condition to the purchase of Option Securities at a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Controlling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the ADR Registration Statement or the Form 8-A Registration

Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, ADR Registration Statement or the Form 8-A Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) (iii) and the proviso above and clause (F) below; provided that a Selling Shareholder will only be liable to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by such Selling Shareholder; and provided further that the liability of each indemnifying Selling Shareholder pursuant to this subsection shall not exceed the product of the number of shares of Securities sold by such indemnifying Selling Shareholder and the price per share of Securities set forth in Schedule B hereof.

(c) Indemnification of the Company, Directors, Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or Section 6(b) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred by them (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 a.m. Eastern Time on the first business day following the date of this Agreement; or (iv) related to, or arising out of or in connection with, the offering of Reserved Securities.

(g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received respectively by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand, respectively, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received respectively by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred in on Section 6(f) hereof.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No Selling Shareholder shall be required to contribute any amount in excess of the product of the number of shares of Securities sold by such Selling Shareholder and the price per share of Securities set forth in Schedule B hereof.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A-I hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred, after the date hereof and prior to the Closing Time, any material adverse change in the financial markets in the Cayman Islands, the United States, the People’s Republic of China, Asian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE, or if trading generally on the American Stock Exchange or the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by the Cayman Islands, People’s Republic of China, U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriters” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A-II hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 12, 13 and 14 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8 12, 13 and 14 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13. Waiver of Immunities. To the extent that the Company or any Selling Shareholder or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Selling Shareholder, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or such Selling Shareholder, or any other matter under or arising out of or in connection with, the Principal Agreements or any of them, the Company and such Selling Shareholder hereby irrevocably and unconditionally waive or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 14. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) Consent to Jurisdiction. Each of the Company and each Selling Shareholder, by its execution and delivery of this Agreement, hereby irrevocably consents and submits to the nonexclusive jurisdiction of any New York Court in personam generally and unconditionally in respect of any such suit or proceeding.

(b) Appointment of Agent for Service of Process. Each of the Company and each Selling Shareholder further, by its execution and delivery of this Agreement, irrevocably designates, appoints and empowers National Corporate Research, Ltd. (“NCR”) located at 225 W. 34th Street, Suite 910, New York, NY 10122, as its designee, appointee and authorized agent (the “Authorized Agent”) to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on the Authorized Agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of NRC as the Authorized Agent shall become effective immediately without any further action on the part of the Company or the Selling Shareholders. Each of the Company and each Selling Shareholder represents to each Underwriter that it has notified NRC of such designation and appointment and that NRC has accepted the same. Each of the Company and each Selling Shareholder further agrees that, to the extent permitted by law, proper service of process upon NRC (or its successors as agent for service of process) and written notice of said service to the Company or the Selling Shareholders, as the case may be, pursuant to Section 16, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders, as the case may be, in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Company and each Selling Shareholder agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 14 reasonably satisfactory to the Representative. Each of the Company and each Selling Shareholder further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to it at the address specified in or designated pursuant to this Agreement. Each of the Company and each Selling Shareholder agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Selling Shareholders or bring actions, suits or proceedings against the Company or the Selling Shareholders in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Company and each Selling Shareholder hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any New York Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

SECTION 15. Judgment Currency. Each of the Company and each Selling Shareholder, severally and not jointly, agrees to indemnify each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter severally agrees to indemnify the Company, its directors, each of its officers who signed the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement for which indemnification is provided by such person pursuant to Section 6 of this Agreement and any such judgment or order being paid in a currency (the “Judgment Currency”) other than US dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into US dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase US dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company, the Selling Shareholders and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, attention of Equity Capital Markets; notices to the Company shall be directed to it at No. 37, Golden Pond Road, Golden Mountain Industrial District, Fuzhou City, Fujian Province, People’s Republic of China, attention: [    ]; and notices to the Selling Shareholders shall be directed to the Selling Shareholders’ respective addresses set forth on Schedule E hereto.

SECTION 17. No Advisory or Fiduciary Relationship Notices. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the

Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and each Selling Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 18. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 19. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS MAY BE OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 21. Definitions. For purposes of this Agreement, (a) “business day” means any day other than Saturday or Sunday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 under the 1933 Act Regulations.

SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

GUSHAN ENVIRONMENTAL ENERGY LIMITED

By:
Name:
Title:

SELLING SHAREHOLDERS as listed on Schedule A-II hereto

By:
Attorney-In-Fact

JIANQIU YU

By:
Name:	Jianqiu Yu

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

For themselves and as Representative of the other Underwriters named in Schedule A-I hereto

Schedule A-I

LIST OF UNDERWRITERS

Name of Underwriter	Number of Initial Securities (in the form of ADSs)
Merrill Lynch, Pierce, Fenner & Smith Incorporated CIBC World Markets Corp. Piper Jaffray & Co.

Sch A-I-1

Schedule A-II

LIST OF COMPANY AND SELLING SHAREHOLDERS

Name of Selling Shareholder	Number of Initial Securities to be Sold (in the form of shares)	Maximum Number of Option Securities to be Sold (in the form of shares)
Gushan Environmental Energy Limited	30,000,000	—
Tiger Global Private Investment Partners III, L.P.	1,704,466	—
Tiger Global, L.P.	185,567	—
Tiger Global II, L.P.	4,582	—
Tiger Global, Ltd.	72,165	—
Ideanew Profits Limited	1,482,050	916,732
Po Sang Group Limited	951,516	588,566
Bentley Development Ltd	741,024	458,366
Billion Ally International Ltd	705,410	436,336
J&K Group Management Ltd	120,000	—
Feroz Dewan	30,928	—
Neeraj Chandra	2,292	—
Gemino Success	—	2,619,174
Parnell Skyline Limited	—	243,216
Mountview Path Limited	—	137,610

Sch A-II-1

Schedule B

OFFERING PRICE

GUSHAN ENVIRONMENTAL ENERGY LIMITED.

18,000,000 American Depositary Shares

representing

36,000,000 Ordinary Shares

(Par Value HK$0.00001 Per Ordinary Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[            ].

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[            ], being an amount equal to the initial public offering price set forth above less $[            ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount equal to any per share dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

Schedule C

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Directors	Chairman and Principal Executive Officer	Jianqiu Yu
	Director and Chief Technology Officer	Deyu Chen
	Independent Director	Kang Nam Chu
	Independent Director	Dongming Zhang
	Independent Director Appointee	Denny Lee

Executive Officers	Principal Financial Officer and Principal Accounting Officer	Frank Ngai Chi Chan
	Chief Operating Officer	Haisui Chen
	Chief Logistics Officer	Zihong Chen
	Chief Sales and Marketing Officer	Gonghao Chen
	Chief Engineer	Junxiong Li
	Vice President – Business Development	Wilson Wai Sun Kwong
	Financial Controller	Ying Kwan Cheung
	Senior Finance Manager	Huimin Chen
	Chief Administrative Officer	Oliver Jian Ding

Shareholders	Gemino Success Limited
and	Parnell Skyline Limited
Noteholders	Mountview Path Limited
Po Sang Group Limited
Good Concept Investments Limited
Peace Shine Limited
Ideanew Profits Limited
Bentley Development Limited
Tiger Global Private Investment Partners III, L.P.
Tiger Global, L.P.
Tiger Global II, L.P.
Tiger Global, Ltd.
Feroz Dewan
Neeraj Chandra
Touradji Global Resources Master Fund, Ltd.
Blue Ridge China Partners, L.P.
J&K Ggroup Management Limited
KTB/UCI China Ventures I Limited
United Capital Investment China Venture IV Limited
United Capital Investment China Venture V Limited
UCI Gushan Limited
Billion Ally International Limited
United Capital Investment China Venture III Limited

Sch C-1

Schedule D-I

OTHER INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

Sch D-I-1

Schedule D-II

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Sch D-II-1

Schedule E

NOTICE ADDRESSES OF SELLING SHAREHOLDERS

Sch E-1

Exhibit A

FORM OF OPINION OF COMPANY’S CAYMAN ISLANDS COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Exh A-1

Exhibit B

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Exh B-1

Exhibit C

FORM OF OPINION OF COMPANY’S PEOPLE’S REPUBLIC OF CHINA COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

Exh C-1

Exhibit D

FORM OF OPINION OF SELLING SHAREHOLDERS’ U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

Exh D-1

Exhibit E

FORM OF OPINION OF SELLING SHAREHOLDERS’ LOCAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(f)

Exh E-1

Exhibit F

FORM OF OPINION OF U.S. COUNSEL TO THE DEPOSITARY

TO BE DELIVERED PURSUANT TO SECTION 5(i)

Exh F-1

EXHIBIT G

FORM OF LOCK-UP LETTER PURSUANT TO SECTION 5(P)

December 24, 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated

  as Representative of the several Underwriters

4 World Financial Center

250 Vesey Street

New York, New York 10080

Re:	Proposed Initial Public Offering by Gushan Environmental Energy Limited

Dear Sirs:

The undersigned, a shareholder, noteholder, officer and/or director, as applicable, of Gushan Environmental Energy Limited, a Cayman Islands corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”), on behalf of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholders providing for the public offering of the Company’s Ordinary Shares, par value HK$0.00001 per share (the “Ordinary Shares”), and American Depositary Shares (“ADSs”), each representing of the Company’s Ordinary Shares (the “Offering”). In recognition of the benefit that such offering will confer upon the undersigned as a shareholder, noteholder, officer and/or director, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during a period of 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any ADSs or Ordinary Shares or any securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the United States Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

Exh G-1

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with Section 16 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned hereby consents and agrees to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities in violation of the restrictions set forth in this letter during the Lock-Up Period (as may be extended under the previous paragraph).

The foregoing covenants shall not apply to the sale of any Lock-Up Securities to the Representative and shall be applicable only if all officers, directors and greater than five percent (5%) shareholders of the Company enter into agreements similar hereto. Any discretionary waiver or termination of the restrictions of any or all such agreements by the Representative shall apply to the undersigned pro rata based on the number of Lock-Up Securities subject to this letter and all such letters.

Notwithstanding the foregoing, the restrictions set forth herein shall not apply to (a) any sale or transfer by the undersigned of ADSs and the underlying Ordinary Shares in the Offering pursuant to the Underwriting Agreement, (b) the conversion of convertible notes or bonds for Lock-Up Securities, (c) the sale or other disposition of any ADSs, Ordinary Shares or other securities of the Company that are acquired by the undersigned in the open market after the Offering is priced, or (d) the transfer of any Lock-Up Securities if the transfer is by (i) gift, will or intestacy, (ii) distribution to a member of the undersigned’s immediate family or to a trust of which the undersigned or such family member is the beneficiary, or (iii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (d) above, it shall be a condition to the transfer that the transferee agree in writing to be bound by the restrictions set forth herein until the expiration of the Lock-Up Period, including any extension thereof as described above. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Exh G-2

[IN THE CASE OF UCI] [Further notwithstanding the forgoing, the undersigned shall have the right to, without the prior written consent of the Underwriters, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any ADSs or Ordinary Shares or any other securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned to KTB/UCI China Ventures II Limited or any other fund managed by United Capital Investment Group (China) and KTB Network Corporation; provided, however, that in the case of a transfer pursuant to this paragraph, it shall be a condition of the transfer that the transferee agree in writing to be bound by the restrictions set forth herein until the expiration of the Lock-Up Period, including any extension thereof as described above.]

This letter shall automatically terminate upon the earliest to occur of (i) the date on which the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date on which the registration statement publicly filed with the Securities and Exchange Commission is officially withdrawn by the Company, (iii) the termination of the Underwriting Agreement before the closing of the Offering or (iv) March 31, 2007 if the Offering has not been completed by such date. Upon such termination, the undersigned shall be released from all obligations under this letter and this letter shall terminate and be of no further force and effect.

Very truly yours,

Signature:
Print Name:

Exh G-3